EXHIBIT 5.1


                               RONALD J. STAUBER
                               A LAW CORPORATION
                       1880 CENTURY PARK EAST, SUITE 300
                         LOS ANGELES, CALIFORNIA 90067
                            ________________________    FACSIMILE (310) 556-3687
                                                            _______________
                            TELEPHONE (310) 556-0080        OUR FILE NUMBER


                                 March 21, 2006



U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have acted as counsel for Charrette de Cafe, Corp., a Nevada corporation (the "Company"), in connection with the preparation of the recently amended registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 200,000 shares of common stock described in the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examination of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the 200,000 shares of common stock to be sold as described in the Registration Statement will be, when issued in accordance with the terms of the offering, validly issued, fully paid and non-assessable.


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U.S. Securities and Exchange Commission
March 21, 2006
Page 2


This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. We are licensed only to practice law in the State of California. The State Bar of California, Committee on Corporations, is of the view that California lawyers may properly opine on certain matters, to include uncomplicated matters involving the corporate laws of other jurisdictions. We are experienced in corporate matters and we are familiar with Nevada Corporation Law. Further, Section 2115 of the California General Corporation Law provides that a corporation incorporated under the laws of a jurisdiction other than California, but which has more than one-half of its "outstanding voting securities" held of record by persons having addresses in California and which has a majority of its property, payroll and sales in California is governed by specific sections of the General Corporation Law. Our opinion takes into account the application of Nevada law and we have considered the California General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company's Amended Registration Statement and the reference to our firm in the Prospectus, if applicable or required.

This opinion is rendered solely for your benefit in connection with the matters addressed herein. Except as stated in the immediately preceding sentence, without our prior written consent, this opinion may not be relied upon by you for any other purpose or be furnished or quoted to, or relied upon by, any person or entity for any purpose.



Very truly yours,


/s/ RONALD J. STAUBER
_____________________
    Ronald J. Stauber